70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. COMPLETES
$80 MILLION GLOBAL FINANCING AGREEMENT DUE 2014

MELVILLE, NY, June 28, 2010 — Nu Horizons Electronics Corp. (NASDAQ:NUHC), a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions, today announced that the Company has entered into a new global asset-backed loan facility ("ABL") with Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE:WFC), as a lender and as administrative agent, and two other banks.  The ABL is expected to fund the Company’s borrowing requirements in the United States ("U.S."), the United Kingdom ("U.K.") and Asia for a four-year term.  The facility provides for maximum borrowings of $80,000,000 with an option to increase the facility to a maximum borrowing of $110,000,000 under certain circumstances.  The ABL facility provides for borrowings at variable interest rates utilizing an asset-based formula predicated on a percent of qualifying accounts receivable and inventory at any given month end and taking into account the excess credit availability under the ABL.  The current interest rate under the ABL is 4.5%.  Nu Horizons used approximately $37.5 million of the ABL proceeds to pay off and terminate its pre-existing U.S. and U.K. credit facilities and pay transaction fees.

Kurt Freudenberg, Executive Vice President and Chief Financial Officer, stated, "As we expand our international presence, we believe this ABL facility will provide the Company with global financing flexibility with less financial covenants and the necessary financing to meet our currently anticipated working capital requirements for our current growth initiatives.  In addition, under certain circumstances we can exercise an accordion feature to increase the facility by $30,000,000 to a total of $110,000,000."

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power, system and telecommunication solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at http://www.nuhorizons.com.

Nu Horizons Electronics Corp. Completes $80 Million
Global Financing Agreement due 2014	Page 2

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons' management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company's products, the competitive environment within the electronics industry, the ability of the Company to expand its operations, the level of costs incurred in connection with the Company's expansion efforts and the financial strength of the Company's customers and suppliers.   Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons' financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Investor Relations:
Darrow Associates, Inc.
Jordan M. Darrow
631-367-1866
jdarrow@darrowir.com